TWO Reports Third Quarter 2024 Financial Results
Mortgage Performance Drives Positive Quarterly Return with Stable MSR Spreads

NEW YORK, October 28, 2024 - TWO (Two Harbors Investment Corp., NYSE: TWO), an MSR-focused real estate investment trust (REIT), today announced its financial results for the quarter ended September 30, 2024.

Quarterly Summary
•Reported book value of $14.93 per common share, and declared a third quarter common stock dividend of $0.45 per share, representing a 1.3% quarterly economic return on book value. For the first nine months of 2024, generated a 7.0% total economic return on book value.(1)
•Generated Comprehensive Income of $19.3 million, or $0.18 per weighted average basic common share.
•Settled $3.3 billion in unpaid principal balance (UPB) of MSR through bulk and flow-sale acquisitions and recapture.
•Completed first full quarter of direct-to-consumer originations activities, funding $22.4 million UPB in first lien loans and brokering $7.5 million UPB in second lien loans.
•Post quarter-end, committed to purchase an additional $2.1 billion UPB of MSR through a bulk acquisition.

“With MSR at our core, we have built an investment portfolio with RMBS that has less exposure to changes in mortgage spreads than portfolios without MSR, while still preserving upside to decreasing volatility and spread tightening,” stated Bill Greenberg, TWO’s President and Chief Executive Officer. “We are intently focused on providing high-quality investment returns, and our combined strategy is designed to extract the most value that we can from our MSR asset for the benefit of our shareholders. We are thoughtfully augmenting our investment portfolio with additional revenue and hedging opportunities in order to further enhance a strategy that we expect will deliver attractive results for our shareholders through a variety of market environments.”

“Our portfolio benefited from the net performance of mortgages in the third quarter, but performance across the stack was uneven. We entered the quarter with an up-in-coupon bias, but as interest rates declined we shifted our TBA coupons lower, tracking the change in current coupon exposure coming from our MSR” stated Nick Letica, TWO’s Chief Investment Officer. “MSR valuations remain well supported with strong demand as the supply of bulk sales continues to normalize from the record levels of the past few years. Nevertheless, we believe there will continue to be opportunities to add MSR at attractive levels, enhanced by our deep expertise coupled with the benefits of our in-house servicing and recapture operations.”

________________
(1)Economic return on book value is defined as the increase (decrease) in book value per common share from the beginning to the end of the given period, plus dividends declared in the period, divided by book value as of the beginning of the period.

Operating Performance
The following table summarizes the company’s GAAP and non-GAAP earnings measurements and key metrics for the third quarter of 2024 and second quarter of 2024:

Operating Performance (unaudited)
(dollars in thousands, except per common share data)
	Three Months Ended September 30, 2024			Three Months Ended June 30, 2024
Earnings attributable to common stockholders	Earnings	Per weighted average basic common share	Annualized return on average common equity	Earnings	Per weighted average basic common share	Annualized return on average common equity
Comprehensive Income	$19,352	$0.18	4.9%	$479	$—	0.1%
GAAP Net (Loss) Income	$(250,269)	$(2.42)	(63.1)%	$44,552	$0.43	11.1%
Earnings Available for Distribution(1)	$13,186	$0.13	3.3%	$17,516	$0.17	4.4%

Operating Metrics
Dividend per common share	$0.45			$0.45
Annualized dividend yield(2)	13.0%			13.6%
Book value per common share at period end	$14.93			$15.19
Economic return on book value(3)	1.3%			—%
Operating expenses, excluding non-cash LTIP amortization and certain operating expenses(4)	$36,874			$37,924
Operating expenses, excluding non-cash LTIP amortization and certain operating expenses, as a percentage of average equity(4)	6.7%			6.8%
_______________
(1)Earnings Available for Distribution, or EAD, is a non-GAAP measure. Please see page 11 for a definition of EAD and a reconciliation of GAAP to non-GAAP financial information.
(2)Dividend yield is calculated based on annualizing the dividends declared in the given period, divided by the closing share price as of the end of the period.
(3)Economic return on book value is defined as the increase (decrease) in book value per common share from the beginning to the end of the given period, plus dividends declared in the period, divided by the book value as of the beginning of the period.
(4)Excludes non-cash equity compensation expense of $1.6 million for the third quarter of 2024 and $1.6 million for the second quarter of 2024 and certain operating expenses of $0.1 million for the third quarter of 2024 and credits of $0.6 million for the second quarter of 2024. Certain operating expenses predominantly consists of expenses incurred in connection with the company’s ongoing litigation with PRCM Advisers LLC. It also includes certain transaction expenses incurred/reversed in connection with the company’s acquisition of RoundPoint Mortgage Servicing LLC.

Portfolio Summary
As of September 30, 2024, the company’s portfolio was comprised of $11.4 billion of Agency RMBS, MSR and other investment securities as well as their associated notional debt hedges. Additionally, the company held $5.0 billion bond equivalent value of net long to-be-announced securities (TBAs).

The following tables summarize the company’s investment portfolio as of September 30, 2024 and June 30, 2024:

Investment Portfolio
(dollars in thousands)

Portfolio Composition	As of September 30, 2024		As of June 30, 2024
	(unaudited)		(unaudited)
Agency RMBS	$8,514,041	74.7%	$8,035,395	72.4%
Mortgage servicing rights(1)	2,884,304	25.3%	3,065,415	27.6%
Other	3,859	—%	3,942	—%
Aggregate Portfolio	11,402,204		11,104,752
Net TBA position(2)	5,043,877		4,940,593
Total Portfolio	$16,446,081		$16,045,345
________________
(1)Based on the prior month-end’s principal balance of the loans underlying the company’s MSR, increased for current month purchases.
(2)Represents bond equivalent value of TBA position. Bond equivalent value is defined as notional amount multiplied by market price. Accounted for as derivative instruments in accordance with GAAP.

Portfolio Metrics Specific to Agency RMBS	As of September 30, 2024	As of June 30, 2024
	(unaudited)	(unaudited)
Weighted average cost basis(1)	$101.39	$101.28
Weighted average experienced three-month CPR	7.2%	7.3%
Gross weighted average coupon rate	5.8%	5.8%
Weighted average loan age (months)	32	31
______________
(1)Weighted average cost basis includes Agency principal and interest RMBS only and utilizes carrying value for weighting purposes.

Portfolio Metrics Specific to MSR(1)	As of September 30, 2024	As of June 30, 2024
(dollars in thousands)	(unaudited)	(unaudited)
Unpaid principal balance	$202,052,184	$209,389,409
Gross coupon rate	3.4%	3.5%
Current loan size	$333	$333
Original FICO(2)	760	759
Original LTV	71%	71%
60+ day delinquencies	0.8%	0.7%
Net servicing fee	25.3 basis points	25.3 basis points

	Three Months Ended September 30, 2024	Three Months Ended June 30, 2024
	(unaudited)	(unaudited)
Fair value losses	$(133,349)	$(22,857)
Servicing income	$161,608	$169,882
Servicing costs	$4,401	$5,214
Change in servicing reserves	$(501)	$(739)
________________
(1)Metrics exclude residential mortgage loans in securitization trusts for which the company is the named servicing administrator. Portfolio metrics, other than UPB, represent averages weighted by UPB.
(2)FICO represents a mortgage industry accepted credit score of a borrower.

Other Investments and Risk Management Metrics	As of September 30, 2024	As of June 30, 2024
(dollars in thousands)	(unaudited)	(unaudited)
Net long TBA notional(1)	$5,064,000	$4,983,000
Futures notional	$(3,693,900)	$(6,308,900)
Interest rate swaps notional	$14,197,205	$11,739,471
________________
(1)Accounted for as derivative instruments in accordance with GAAP.

Financing Summary
The following tables summarize the company’s financing metrics and outstanding repurchase agreements, revolving credit facilities, warehouse facilities and convertible senior notes as of September 30, 2024 and June 30, 2024:

September 30, 2024	Balance	Weighted Average Borrowing Rate	Weighted Average Months to Maturity	Number of Distinct Counterparties
(dollars in thousands, unaudited)
Repurchase agreements collateralized by securities	$8,113,400	5.20%	2.55	18
Repurchase agreements collateralized by MSR	650,000	7.99%	19.69	1
Total repurchase agreements	8,763,400	5.40%	3.83	19
Revolving credit facilities collateralized by MSR and related servicing advance obligations	999,171	8.11%	21.40	3
Warehouse facilities collateralized by mortgage loans	3,017	7.34%	2.86	1
Unsecured convertible senior notes	259,815	6.25%	15.52	n/a
Total borrowings	$10,025,403

June 30, 2024	Balance	Weighted Average Borrowing Rate	Weighted Average Months to Maturity	Number of Distinct Counterparties
(dollars in thousands, unaudited)
Repurchase agreements collateralized by securities	$7,834,910	5.48%	2.78	18
Repurchase agreements collateralized by MSR	600,000	8.49%	22.72	1
Total repurchase agreements	8,434,910	5.69%	4.20	19
Revolving credit facilities collateralized by MSR and related servicing advance obligations	1,279,271	8.45%	20.25	4
Warehouse facilities collateralized by mortgage loans	—	—%	—	—
Unsecured convertible senior notes	259,412	6.25%	18.54	n/a
Total borrowings	$9,973,593

Borrowings by Collateral Type	As of September 30, 2024		As of June 30, 2024
(dollars in thousands)	(unaudited)		(unaudited)
Agency RMBS	$8,113,193		$7,834,693
Mortgage servicing rights and related servicing advance obligations	1,649,171		1,879,271
Other - secured	3,224		217
Other - unsecured(1)	259,815		259,412
Total	10,025,403		9,973,593
TBA cost basis	5,060,417		4,950,762
Net payable (receivable) for unsettled RMBS	85,366		—
Total, including TBAs and net payable (receivable) for unsettled RMBS	$15,171,186		$14,924,355

Debt-to-equity ratio at period-end(2)	4.6	:1.0	4.5	:1.0
Economic debt-to-equity ratio at period-end(3)	7.0	:1.0	6.8	:1.0

Cost of Financing by Collateral Type(4)	Three Months Ended September 30, 2024		Three Months Ended June 30, 2024
	(unaudited)		(unaudited)
Agency RMBS	5.53%		5.54%
Mortgage servicing rights and related servicing advance obligations(5)	8.93%		8.99%
Other - secured	5.61%		5.53%
Other - unsecured(1)(5)	6.92%		6.89%
Annualized cost of financing	6.17%		6.23%
Interest rate swaps(6)	(0.46)%		(0.42)%
U.S. Treasury futures(7)	(0.14)%		(0.20)%
TBAs(8)	3.56%		3.44%
Annualized cost of financing, including swaps, U.S. Treasury futures and TBAs	4.73%		4.76%
____________________
(1)Unsecured convertible senior notes.
(2)Defined as total borrowings to fund Agency and non-Agency investment securities, MSR and related servicing advances and mortgage loans held-for-sale, divided by total equity.
(3)Defined as total borrowings to fund Agency and non-Agency investment securities, MSR and related servicing advances and mortgage loans held-for-sale, plus the implied debt on net TBA cost basis and net payable (receivable) for unsettled RMBS, divided by total equity.
(4)Excludes any repurchase agreements collateralized by U.S. Treasuries.
(5)Includes amortization of debt issuance costs.
(6)The cost of financing on interest rate swaps held to mitigate interest rate risk associated with the company’s outstanding borrowings includes interest spread income/expense and amortization of upfront payments made or received upon entering into interest rate swap agreements and is calculated using average borrowings balance as the denominator.
(7)The cost of financing on U.S. Treasury futures held to mitigate interest rate risk associated with the company’s outstanding borrowings is calculated using average borrowings balance as the denominator. U.S. Treasury futures income is the economic equivalent to holding and financing a relevant cheapest-to-deliver U.S. Treasury note or bond using short-term repurchase agreements.
(8)The implied financing benefit/cost of dollar roll income on TBAs is calculated using the average cost basis of TBAs as the denominator. TBA dollar roll income is the non-GAAP economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements. TBAs are accounted for as derivative instruments in accordance with GAAP.

Conference Call
TWO will host a conference call on October 29, 2024 at 9:00 a.m. ET to discuss its third quarter 2024 financial results and related information. To participate in the teleconference, please call toll-free (888) 394-8218 approximately 10 minutes prior to the above start time and provide the Conference Code 5083733. The conference call will also be webcast live and accessible online in the News & Events section of the company’s website at www.twoinv.com. For those unable to attend, a replay of the webcast will be available on the company’s website approximately four hours after the live call ends.

About TWO
Two Harbors Investment Corp., or TWO, a Maryland corporation, is a real estate investment trust that invests in mortgage servicing rights, residential mortgage-backed securities, and other financial assets. TWO is headquartered in St. Louis Park, MN.

Forward-Looking Statements
This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2023, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to effectively execute and to realize the benefits of strategic transactions and initiatives we have pursued or may in the future pursue; our ability to recognize the benefits of our acquisition of RoundPoint Mortgage Servicing LLC and to manage the risks associated with operating a mortgage loan servicer and originator; our decision to terminate our management agreement with PRCM Advisers LLC and the ongoing litigation related to such termination; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire MSR and to maintain our MSR portfolio; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. TWO does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in TWO’s most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning TWO or matters attributable to TWO or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures, such as earnings available for distribution and related per basic common share measures. The non-GAAP financial measures presented by the company provide supplemental information to assist investors in analyzing the company’s results of operations and help facilitate comparisons to industry peers. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 11 of this release.

Additional Information
Stockholders of Two Harbors Investment Corp. and other interested persons may find additional information regarding the company at www.twoinv.com, at the Securities and Exchange Commission’s internet site at www.sec.gov or by directing requests to: TWO, Attn: Investor Relations, 1601 Utica Avenue South, Suite 900, St. Louis Park, MN, 55416, (612) 453-4100.

Contact
Margaret Karr, Head of Investor Relations, Two Harbors Investment Corp., (612)-453-4080, Margaret.Karr@twoinv.com

# # #

TWO HARBORS INVESTMENT CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)
	September 30, 2024	December 31, 2023
	(unaudited)
ASSETS
Available-for-sale securities, at fair value (amortized cost $8,563,998 and $8,509,383, respectively; allowance for credit losses $2,962 and $3,943, respectively)	$8,506,102	$8,327,149
Mortgage servicing rights, at fair value	2,884,304	3,052,016
Mortgage loans held-for-sale	3,344	332
Cash and cash equivalents	522,581	729,732
Restricted cash	89,125	65,101
Accrued interest receivable	36,561	35,339
Due from counterparties	298,283	323,224
Derivative assets, at fair value	12,572	85,291
Reverse repurchase agreements	359,180	284,091
Other assets	175,790	236,525
Total Assets	$12,887,842	$13,138,800
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Repurchase agreements	$8,763,400	$8,020,207
Revolving credit facilities	999,171	1,329,171
Warehouse facilities	3,017	—
Term notes payable	—	295,271
Convertible senior notes	259,815	268,582
Derivative liabilities, at fair value	16,764	21,506
Due to counterparties	386,141	574,735
Dividends payable	58,730	58,731
Accrued interest payable	76,868	141,773
Other liabilities	154,562	225,434
Total Liabilities	10,718,468	10,935,410
Stockholders’ Equity:
Preferred stock, par value $0.01 per share; 100,000,000 shares authorized and 24,870,817 and 25,356,426 shares issued and outstanding, respectively ($621,770 and $633,911 liquidation preference, respectively)	601,467	613,213
Common stock, par value $0.01 per share; 175,000,000 shares authorized and 103,650,126 and 103,206,457 shares issued and outstanding, respectively	1,037	1,032
Additional paid-in capital	5,934,920	5,925,424
Accumulated other comprehensive loss	(53,959)	(176,429)
Cumulative earnings	1,372,056	1,349,973
Cumulative distributions to stockholders	(5,686,147)	(5,509,823)
Total Stockholders’ Equity	2,169,374	2,203,390
Total Liabilities and Stockholders’ Equity	$12,887,842	$13,138,800

TWO HARBORS INVESTMENT CORP.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(dollars in thousands, except share data)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
	(unaudited)		(unaudited)
Net interest income (expense):
Interest income	$112,642	$123,608	$346,378	$357,963
Interest expense	154,931	173,094	469,138	475,145
Net interest expense	(42,289)	(49,486)	(122,760)	(117,182)
Net servicing income:
Servicing income	171,732	178,625	514,080	507,168
Servicing costs	3,900	29,903	15,494	83,459
Net servicing income	167,832	148,722	498,586	423,709
Other (loss) income:
Gain (loss) on investment securities	1,383	(471)	(32,029)	12,499
(Loss) gain on servicing asset	(133,349)	67,369	(145,194)	60,969
(Loss) gain on interest rate swap and swaption agreements	(172,263)	111,909	(51,741)	86,288
(Loss) gain on other derivative instruments	(32,722)	86,212	14,127	(22,398)
Gain on mortgage loans held-for-sale	927	—	924	—
Other income	123	2,903	349	5,103
Total other (loss) income	(335,901)	267,922	(213,564)	142,461
Expenses:
Compensation and benefits	20,180	8,617	67,953	31,568
Other operating expenses	18,405	15,984	57,156	38,354
Total expenses	38,585	24,601	125,109	69,922
(Loss) income before income taxes	(248,943)	342,557	37,153	379,066
(Benefit from) provision for income taxes	(10,458)	36,365	15,714	52,237
Net (loss) income	(238,485)	306,192	21,439	326,829
Dividends on preferred stock	(11,784)	(12,115)	(35,352)	(36,595)
Gain on repurchase and retirement of preferred stock	—	—	644	2,454
Net (loss) income attributable to common stockholders	$(250,269)	$294,077	$(13,269)	$292,688
Basic (loss) earnings per weighted average common share	$(2.42)	$3.04	$(0.14)	$3.06
Diluted (loss) earnings per weighted average common share	$(2.42)	$2.81	$(0.14)	$2.91
Dividends declared per common share	$0.45	$0.45	$1.35	$1.50
Comprehensive income (loss):
Net (loss) income	$(238,485)	$306,192	$21,439	$326,829
Other comprehensive income (loss):
Unrealized gain (loss) on available-for-sale securities	269,621	(350,922)	122,470	(381,297)
Other comprehensive income (loss)	269,621	(350,922)	122,470	(381,297)
Comprehensive income (loss)	31,136	(44,730)	143,909	(54,468)
Dividends on preferred stock	(11,784)	(12,115)	(35,352)	(36,595)
Gain on repurchase and retirement of preferred stock	—	—	644	2,454
Comprehensive income (loss) attributable to common stockholders	$19,352	$(56,845)	$109,201	$(88,609)

TWO HARBORS INVESTMENT CORP.
INTEREST INCOME AND INTEREST EXPENSE
(dollars in thousands, except share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
	(unaudited)		(unaudited)
Interest income:
Available-for-sale securities	$101,067	$107,827	$300,883	$309,060
Mortgage loans held-for-sale	25	2	29	7
Other	11,550	15,779	45,466	48,896
Total interest income	112,642	123,608	346,378	357,963
Interest expense:
Repurchase agreements	123,552	129,298	355,982	350,599
Revolving credit facilities	26,873	32,526	87,026	87,866
Warehouse facilities	11	—	11	—
Term notes payable	—	6,634	12,426	22,516
Convertible senior notes	4,495	4,636	13,693	14,164
Total interest expense	154,931	173,094	469,138	475,145
Net interest expense	$(42,289)	$(49,486)	$(122,760)	$(117,182)

TWO HARBORS INVESTMENT CORP.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended
	September 30, 2024	June 30, 2024
	(unaudited)	(unaudited)
Reconciliation of comprehensive income to Earnings Available for Distribution:
Comprehensive income attributable to common stockholders	$19,352	$479
Adjustment for other comprehensive (income) loss attributable to common stockholders:
Unrealized (gain) loss on available-for-sale securities	(269,621)	44,073
Net (loss) income attributable to common stockholders	$(250,269)	$44,552
Adjustments to exclude reported realized and unrealized (gains) losses:
Realized (gain) loss on securities	(312)	22,149
Unrealized (gain) loss on securities	(795)	117
(Reversal of) provision for credit losses	(276)	171
Realized and unrealized loss on mortgage servicing rights	133,349	22,857
Realized loss (gain) on termination or expiration of interest rate swaps and swaptions	86,310	(2,388)
Unrealized loss (gain) on interest rate swaps and swaptions	103,012	(4,609)
Realized and unrealized loss on other derivative instruments	32,821	852
Other realized and unrealized gains	—	(226)
Other adjustments:
MSR amortization(1)	(83,619)	(89,058)
TBA dollar roll income (losses)(2)	(1,156)	4,019
U.S. Treasury futures income(3)	5,247	7,211
Change in servicing reserves	(501)	(739)
Non-cash equity compensation expense	1,610	1,643
Certain operating expenses(4)	101	(624)
Net (benefit from) provision for income taxes on non-EAD	(12,336)	11,589
Earnings available for distribution to common stockholders(5)	$13,186	$17,516
Weighted average basic common shares	103,635,455	103,555,755
Earnings available for distribution to common stockholders per weighted average basic common share	$0.13	$0.17
_____________
(1)MSR amortization refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio, which is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value.
(2)TBA dollar roll income is the economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements.
(3)U.S. Treasury futures income is the economic equivalent to holding and financing a relevant cheapest-to-deliver U.S. Treasury note or bond using short-term repurchase agreements.
(4)Certain operating expenses predominantly consists of expenses incurred in connection with the company’s ongoing litigation with PRCM Advisers LLC. It also includes certain transaction expenses incurred/reversed in connection with the company’s acquisition of RoundPoint Mortgage Servicing LLC.
(5)EAD is a non-GAAP measure that we define as comprehensive income attributable to common stockholders, excluding realized and unrealized gains and losses on the aggregate investment portfolio, gains and losses on repurchases of preferred stock, provision for (reversal of) credit losses, reserve expense for representation and warranty obligations on MSR, non-cash compensation expense related to restricted common stock and certain operating expenses. As defined, EAD includes net interest income, accrual and settlement of interest on derivatives, dollar roll income on TBAs, U.S. Treasury futures income, servicing income, net of estimated amortization on MSR and certain cash related operating expenses. EAD provides supplemental information to assist investors in analyzing the company’s results of operations and helps facilitate comparisons to industry peers. EAD is one of several measures our board of directors considers to determine the amount of dividends to declare on our common stock and should not be considered an indication of our taxable income or as a proxy for the amount of dividends we may declare.